UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2010

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

1112 West Pender Street, Suite 602, Vancouver, BC  V6E 2S1
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 19, 2010, we granted stock options to two of our directors, one of our officers and one consultant to purchase an aggregate of 550,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015.  The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment is to vest on April 19, 2010, the second installment is to vest on July 19, 2010, the third installment is to vest on October 19, 2010 and the fourth installment is to vest on January 19, 2011. The grant is subject to the execution of stock option agreements by the optionees and the terms of our 2007 stock option plan.  All four of the optionees are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), and we issued all of these options in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

A news release dated January 20, 2010 is furnished herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1           News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks
By:  Kenneth Hicks, President
Date: January 21, 2010